UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

_________________________________

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 24, 2007

CBD Media Holdings LLC

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-121185 (Commission File Number)	03-0395275 (IRS Employer Identification No.)

312 Plum Street, Suite 900, Cincinnati, Ohio (Address of principal executive offices)	45202 (Zip Code)

513-397-6794

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On September 25, 2007, CBD Media Holdings LLC (the “Company”) announced that it had received, pursuant to its previously announced cash tender offers and related consent solicitations for any and all of the outstanding $100.0 million 9.25% Senior Notes Due 2012 (the “Senior Notes”), co-issued by the Company and CBD Holdings Finance, Inc., and any and all of the outstanding $147.8 million 8.625% Senior Subordinated Notes Due 2011 (the “Senior Subordinated Notes” and collectively with the Senior Notes, the “Notes”), co-issued by CBD Media LLC and CBD Finance, Inc., the requisite consents to adopt proposed amendments to the relevant indentures under which the Notes were issued.  The tender offer and consent solicitation are being made upon the terms and conditions set forth in an Offer to Purchase and Consent Solicitation Statement dated September 11, 2007.

As of 5:00 p.m. New York City time, on September 24, 2007, holders of 100% of the outstanding Senior Notes had tendered their Senior Notes in the tender offer and consented to the proposed amendments to the indenture under which the Senior Notes were issued (the “Indenture”).

In conjunction with receiving the requisite consents, the Company and CBD Holdings Finance, Inc. entered into a supplemental indenture to the Indenture, dated as of October 26, 2004, by and among the Company, CBD Holdings Finance, Inc. and HSBC Bank USA, National Association, as trustee.

The supplemental indenture gives effect to the proposed amendments to the Indenture, which eliminate substantially all restrictive covenants and certain event of default provisions in the Indenture.  The amendments contained in the supplemental indenture will not become operative until CBD Media Holdings LLC accepts for purchase the Notes tendered in the tender offers and consent solicitations.

Item 3.03.

Material Modifications to Rights of Security Holders

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 3.03 by reference.

Item 8.01

Other Events.

On September 25, 2007, the Company also announced that the price in the tender offer for the Senior Notes validly tendered on or prior to 5:00 p.m., New York City time, on September 24, 2007 had been determined to be $1,079.04 per $1,000, plus accrued and unpaid interest to the date of settlement.

On September 25, 2007, the Company issued a press release relating to the matters disclosed in this report.  A copy of the press release is attached as Exhibit 99.1 to this report.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibit

Exhibit No.	Description
99.1	Press release dated September 25, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant, CBD Media Holdings LLC, has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  September 25, 2007

CBD MEDIA HOLDINGS LLC

By: /s/ Douglas A. Myers

     Name:  Douglas A. Myers

     Title:  President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.

Description

99.1

Press release dated September 25, 2007